Exhibit 4.05



                   AGREEMENT FOR THE PURCHASE OF COMMON STOCK

     THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") made this 27TH day of November, 2000, by and among LENZ PRODUCTS, INC., a Delaware corporation ("LENZ "), the undersigned Shareholders of LENZ (collectively, the (Shareholders) and CANADIAN ROCKPORT HOMES, LTD. ("CANADIAN ROCKPORT HOMES") is for the purpose of setting forth the terms and conditions upon which the Shareholders will sell to CANADIAN ROCKPORT HOMES (acting on behalf of various persons and entities) 7,081,492 shares of LENZ's common stock.

     In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH

     WHEREAS, each Shareholder has appointed SOUTHWARD INVESTMENTS, L.L.C. a New York corporation ("SOUTHWARD INVESTMENTS") to receive and hold all consideration received from Don A. Paradiso Attorney Trust Account for the sale of the Shares and to act on their behalf in all matters pertaining to this Agreement; and

     WHEREAS, CANADIAN ROCKPORT HOMES, SOUTHWARD INVESTMENTS and Don A. Paradiso Attorney Trust Account have entered into an ESCROW AGREEMENT dated November 3, 2000.


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     NOW,  THEREFORE,  in  consideration  of  the mutual promises, covenants and representations  contained  herein,  the  parties  herewith  agree  as  follows:

                                    ARTICLE I

                               SALE OF SECURITIES

1.01 Subject to the terms and conditions of this Agreement, the Shareholders listed below agree to sell, and CANADIAN ROCKPORT HOMES, and or designees, agrees to purchase, an aggregate of 7,081,492 shares of the common stock
("Shares") of LENZ for a total of $ 85,000 ("Purchase Price"). This is a private transaction between each of the following named shareholders and CANADIAN ROCKPORT HOMES, LTD.

     Shareholders:
     1.     Livingston Livingston  Realty
     2.     Morris  Diamond
     3.     Shirley  Diamond
     4.     Tramdot  Development  Corp.
     5.     Southward  Investments
     6.     Rose  Merzel
     7.     Martin  Osber

1.02 Each shareholder hereby appoints SOUTHWEST INVESTMENTS to receive and hold all consideration received from CANADIAN ROCKPORT HOMES for the sales of the Shares and to act on their behalf in all matters pertaining to this transaction.

1.03 Deposit CANADIAN ROCKPORT HOMES has submitted a deposit ("DEPOSIT") toward Purchase Price for the shares in the amount of $25,000, to the Trust Account ("Trust Account") of Don A. Paradiso Attorney ("Paradiso"), to be held in trust until the execution of this Agreement by CANADIAN ROCKPORT HOMES after which the deposit will be forwarded to Southward Investments on behalf of the Selling Shareholders to cover legal, accounting and other costs. CANADIAN ROCKPORT HOMES, Southward Investments (representing the Selling Shareholders) and Paradiso have entered into an ESCROW AGREEMENT dated November 3, 2000. Upon the signing of this Agreement by CANADIAN ROCKPORT HOMES, the deposit will be non-refundable unless the Shareholders of LENZ fail to fulfill all things to be completed pursuant to the terms of this Agreement and outlined in Article V, Paragraph 5.02 of this Agreement. If, at the closing, (as defined below in Section 4.1) the shareholders of LENZ failed to do all things required to be completed pursuant to the terms hereof, this Agreement can be terminated by CANADIAN ROCKPORT HOMES and the entire deposit amount will be immediately refunded to CANADIAN ROCKPORT HOMES. In the event that CANADIAN ROCKPORT HOMES decides to exercise their option to cancel the transaction, without cause, prior to signing the Selling Agreement, the charges and expenses incurred by Paradiso for acting as the Escrow Holder, not to exceed $600, will be paid by CANADIAN ROCKPORT HOMES and will be deducted from the Deposit. If additional legal or other costs are incurred at he request of CANADIAN ROCKPORT HOMES, other than as outlined in this Agreement, CANADIAN ROCKPORT HOMES will be informed of these costs before they are incurred and those additional costs, if any, will also be deducted from the Deposit, prior to refunding the Deposit to CANADIAN ROCKPORT HOMES or paid by CANADIAN ROCKPORT HOMES upon closing. After the signing of this Agreement or upon completion of the transaction, all escrow expenses will be paid by the Shareholders.

1.04 Upon the signing of this Agreement, a copy will be forwarded to Paradiso, the deposit will be paid by him to SOUTHWARD INVESTMENTS on behalf of the Shareholders.

1.05 Prior to closing, Lawrence I. Washor will wire funds in the amount of $65,000 (the balance of the Purchase Price) to the account of Don A. Paradiso Attorney Trust Account, which, along with the Deposit of $25,000 shall constitute payment in full for the Shares. It is agreed that Purchase Price Balance in the amount of $60,000 will be transferred to Don A. Paradiso Attorney Trust Account on or before November 30, 2000 and that he closing will take place on or before December 7, 2000 (subject to the delay of any regulatory agency in providing any required documents or information) under the terms described in
Article  IV  of  this  Agreement.


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                    ARTICLE II REPRESENTATIONS AND WARRANTIES

The Shareholders and LENZ jointly and severally, represent and warrant to CANADIAN ROCKPORT HOMES the following:

     2.01 Organization. LENZ is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Delaware. All actions taken by the Incorporators, Directors and/or shareholders of LENZ have been valid and in accordance with the laws of the State of Delaware.

     2.02 Capital. The authorized capital stock of LENZ consists of 20,000,000 share of common stock, $.001 par value, of which 11,351,866 shares are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating LENZ to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of LENZ are subject to any stock restriction agreements. There are approximately 1,886 bonafide shareholders of LENZ. All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and in accordance with Delaware corporate law and the securities laws of the United States.

     2.03 Financial Statements. Documents provided to CANADIAN ROCKPORT HOMES will include the balance sheets of LENZ as of October 31, 2000, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by LENZ throughout the periods indicated, and fairly present the financial position of LENZ as of the date of the balance sheet included in the financial statements, and the results of its operations for the periods indicated.

     2.04 Absence of Changes. Since October 31, 2000, and the signing of this Agreement, there will have been no change in the financial condition or operations of LENZ, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     2.05 Liabilities. LENZ did not as of October 31, 2000, and at the signing of this Agreement, and will not, as of closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in LENZ'S balance sheet as of October 31, 2000. The Shareholders are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving LENZ or its common stock. There is no dispute of any kind between LENZ and any third party, and no such dispute will exist at the closing of this Agreement. At closing, LENZ will be free from any and all liabilities, liens, claims and/or commitments.

     2.06 Tax Returns. Within the times and in the manner prescribed by law, LENZ has filed, or will have filed before closing, all federal, state, and local tax returns required by law and has paid, or will pay by closing, all taxes, assessments, and penalties due and payable. No federal income tax returns of LENZ have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in LENZ'S balance sheet as of October 31, 2000, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by LENZ. As of closing, there shall be no taxes of any kind due or owing.

     2.07 Ability to Carry Out Obligations. The Shareholders have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which LENZ or the Shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those thereto be required, (b) an event that would cause LENZ to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of LENZ or upon the Shares of LENZ to be acquired by CANADIAN ROCKPORT HOMES.


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     2.08  Full Disclosure.  None of representations and warranties made by LENZ or the Shareholders, or in any certificate or memorandum furnished or to be furnished by LENZ or the Shareholders, or on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     2.09 Contracts and Leases and Assets. LENZ does not and has never carried on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from LENZ. LENZ, at closing, will not own any tangible assets.

     2.10 Compliance with Laws. LENZ has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to LENZ. LENZ has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time LENZ filed its Form D with the Securities and Exchange Commission, LENZ was entitled to use the exemption provided by Section 504 of the Securities Act of 1933 relative to the distribution of its shares. The shares being sold herein are being sold in a private transaction between the shareholder and buyer, and it is understood that the shares are subject to trading restrictions of Regulation D of the Securities Act of 1933, as amended.

     2.11 Litigation. LENZ is not (and has not been) a party to any suit, action, arbitration, or legal administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Shareholders, there is no basis for any such action or proceeding and no such action or proceeding is threatened against LENZ. LENZ is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     2.12 Conduct of Business. Prior to the closing, LENZ shall conduct its business in the normal course, and shall not (without the prior written approval of CANADIAN ROCKPORT HOMES) (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

     2.13 Corporate Documents. Each of the following documents, which are true, complete and correct in all material respects, will be submitted at closing:

(i)  Articles  of  Incorporation;

(ii) Bylaws;

(iii)Minutes  of  Shareholders  Meetings;

(iv) Minutes  of  Board  of  Directors  Meetings;

(v) An Opinion Letter from LENZ'S attorney attesting to the validity of the shares and condition of the Corporation;

(vi) List  of  Officers  and  Directors;

(vii)List  of  LENZ'S  Shareholders  as  of  the  date  hereof;

(viii)Copy  of  Form  D  filed  with  Securities  and  Exchange  Commission;

(ix) Balance Sheet as of October 31, 2000, together with other financial statements, if any, described in Section 2.03;

(x)  Secretary  of  State  Filing  Receipt;


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(xi) Copies  of  all  federal  and  statement  income  tax  returns  of  LENZ;

(xii)  Stock  register  and  stock  certificate  records  of  LENZ;

     2.14 Closing Documents. All minutes, consents or other documents pertaining to LENZ to be delivered at closing shall be valid and in accordance with the laws of Delaware.

     2.15 Title. The Shareholders have good and marketable title to all of the Shares being sold to CANADIAN ROCKPORT HOMES pursuant to this Agreement. The Shares will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. Except as provided in this Agreement, the Shareholders are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by CANADIAN ROCKPORT HOMES, impair, restrict or delay voting rights with respect to the Shares.

     2.16 Organization of the Shareholders. In the case of any Shareholder that is not a natural person, such Shareholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     2.17 Representations. All representations shall be true as of closing and all such representations shall survive the closing.

                                   ARTICLE III

                                INVESTMENT INTENT

     3.01 Transfer Restrictions. CANADIAN ROCKPORT HOMES agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of LENZ. CANADIAN ROCKPORT HOMES agrees, prior to any Transfer, to give written notice to LENZ expressing its desire to effect the Transfer and describing the proposed Transfer. LENZ will not unduly delay or refuse to render a legal opinion to permit shareholders of LENZ to transfer their securities, once a public market for shares develops.

     3.02 Reverse Stock Split Restrictions. CANADIAN ROCKPORT HOMES agrees that LENZ or a successor corporation of LENZ will not exceed a greater than 9 to 1 reverse stock split for a period of two years from the Closing of this Agreement.

                                   ARTICLE IV

                                     CLOSING

     4.01 Closing. The Closing of this transaction will occur when all of the documents and consideration described below have been delivered (the "Closing"). Unless the Closing of this transaction takes place on or before December 1, 2000, (however closing may be subject to a delay by any regulatory agency in supplying any document or information required by either party for closing, in which case closing may be extended by either party) then either party may terminate this Agreement. If this Agreement is terminated due to the failure of the Shareholders to provide the documents specified in Article 2.13, or the documents listed below in Section 4.2, then all consideration paid by CANADIAN ROCKPORT HOMES shall be returned to CANADIAN ROCKPORT HOMES. If this Agreement is terminated by the Shareholders due to the failure of CANADIAN ROCKPORT HOMES to provide the consideration specified below, then the Deposit previously paid by CANADIAN ROCKPORT HOMES will be forfeited to the shareholders and CANADIAN ROCKPORT HOMES will have no further liability to the Shareholders. As part of the closing, those documents listed in 2.13 of This Agreement as well as the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:


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     4.02     Documents  to be Delivered at Closing.     As part of the Closing,
those documents listed in 2.13 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

     (a)     By  the  Shareholders:

          (i) certificate or certificates for representing 7,081,492 shares of LENZ's common stock, registered in the name of CANADIAN ROCKPORT HOMES or as designated by CANADIAN ROCKPORT HOMES.

          (ii)  the  resignation  of  all  officers  of  LENZ.

          (iii)  the  resignation  of  all  of  the  directors  of  LENZ.

          (iv) a Board of Directors resolution appointing new Directors of LENZ as designated by CANADIAN ROCKPORT HOMES.

          (v) certified audited Financial Statements of LENZ, which shall include a balance sheet dated as of October 31, 2000 and statements of operations,m stockholders' equity and cash flows for the twelve month period then ended.

          (vi) true and correct copies of all of the business and corporate records of LENZ, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

          (vii) such other documents of LENZ's shareholders or directors as may be reasonably required by CANADIAN ROCKPORT HOMES.

     The financial statements of LENZ shall be covered by a report of a certified public accountant who is not a shareholder of LENZ. The accountant's report shall state that the accountant conducted his audit in accordance with generally accepted auditing standards, that his audit provided a reasonable basis for his opinion, and that in his opinion, the financial statements covered by the report present fairly, in all material respects, the financial position of LENZ as of October 31, 2000, and the results of its conformity with generally accepted accounting principles. Such report will not be qualified or limited in any respect.

     The accountant reporting on such financial statements will submit, if requested, proof to CANADIAN ROCKPORT HOMES, on or before closing, that the accountant has a standard professional liability policy (which provides coverage for the audit report on LENZ'S financial statements) with policy limits of at least $1,000,000 for each occurrence or claim.

     (b)     CANADIAN  ROCKPORT  HOMES,  LTD.

     (i) wire transfer to Don A. Paradiso Attorney Trust Account the amount of $60,000 representing the balance of the Purchase Price Balance for the Shares.

                                    ARTICLE V

                                    REMEDIES

     5.01 Arbitration. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Rochester, New York in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.


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     5.02     Termination.  In addition to any other remedies, CANADIAN ROCKPORT
HOMES may on or before the closing date terminate this Agreement, if at the Closing, LENZ and/or the Shareholders have failed to comply totally with all terms of this Agreement, have failed to supply any documents required by this Agreement or have failed to disclose any material facts which could have a substantial effect on any part of this transaction.

     5.03 Indemnification. The Shareholders, jointly and severally agree to indemnify CANADIAN ROCKPORT HOMES against all actual losses, damages and expenses caused by (i) any material breach of this Agreement or any material misrepresentation of the Shareholders contained herein or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

     5.04 Indemnification Non-Exclusive The forgoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.01     Captions  and  Headings.   The  Article  and  paragraph  headings
throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     6.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     6.04  Time  of  Essence .   Time is of the essence of this Agreement and of
each  and  every  provision  hereof.

     6.05 Entire Agreement. This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     6.06 Significant Changes The Shareholders understand that significant changes may be made in the capitalization and/or stock ownership of the Corporation, which changes could involve a reverse stock split and/or the issuance of additional shares of common stock, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of the Corporation.

     6.07  Counterparts.   This  Agreement may be executed simultaneously in one
or more counterparts, each of which shall be deemed any original, but all of which together shall constitute on and the same instrument. Facsimile signatures will be acceptable to all parties.


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     6.08  Notices.   All  notices,  requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows;

     If  to  the  Shareholders:

     c/o  Mr.  Morris  Diamond,  President
     Southward  Investments,  L.L.C.
     2451  Monroe  Ave.  Suite  301
     Rochester,  New  York  14618
     Fax-716-244-0053

     If  to  CANADIAN  ROCKPORT  HOMES:

     %  Mr.  Lawrence  I.  Washor
     11150  West  Olympic  Boulevard  Suite  980
     Los  Angeles,  California  90064
     Fax-310-479-1022

     6.09   Binding  Effect.     This  Agreement  shall  inure to and be binding
upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     6.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the closing of this Agreement.

     6.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     6.12 Stock Certificates CANADIAN ROCKPORT HOMES hereby acknowledges that with the exception of those certificates to be issued to CANADIAN ROCKPORT HOMES (or its nominee) hereunder and those to be retained by Sellers, no stock certificates have been issued to the other shareholders (a list of those entitled to same having been kept in book entry form) unless indicated otherwise by LENZ. CANADIAN ROCKPORT HOMES further acknowledges its obligation to prepare and issue certificates to the shareholders in the names and amounts appearing on the shareholders list to be given to CANADIAN ROCKPORT HOMES at the Closing.

     In witness whereof, THIS Agreement has been duly executed by the parties hereto as of the date first above written.


     LENZ  PRODUCTS,  INC.                    CANADIAN  ROCKPORT
HOMES  LTD.

     /s/  Morris  Diamond             By:  /s/  Canadian  Rockport
     Morris  Diamond  - President     by  Lawrence  I.  Washor  attorney  for
                                      Canadian Rockport - Dr. William R. Malone,
                                                          President


     SELLING  SHAREHOLDERS

       /s/  Morris  Diamond
     Livingston  Acquisition  Corp.  By:  Morris  Diamond-President

       /s/  Morris  Diamond
     Morris  Diamond

       /s/  Shirley  Diamond
     Shirley  Diamond

       /s/  Morris  Diamond
     Southward  Investments  -  By:  Morris  Diamond

       /s/  Shirley  Diamond
     Trenidot  Development  Corp.  By  SHIRLEY  DIAMOND

       /s/  Rose  Merzel
     Rose  Merzel

       /s/  Marton  Osbar
     Marton  Osbar

                                ESCROW AGREEMENT


This Escrow Agreement hereinafter ("Escrow Agreement") is made and entered into this 3th day of November, 2000 by and among SOUTHWARD INVESTMENTS, L.L.C. (SOUTHWARD INVESTMENTS) representing certain Shareholders ("Shareholders") of LENZ PRODUCTS, INC. ("LENZ") and CANADIAN ROCKPORT HOMES, LTD. or ASSIGNS ("CANADIAN ROCKPORT HOMES") and DON A. PARADISO ATTORNEY TRUST ACCOUNT,
("ESCROW HOLDER") as Escrow Holder. This Escrow Agreement shall serve as instructions to Don A. Paradiso for the disbursement of funds held in the trust account.

WHEREAS:

1. SOUTHWARD INVESTMENTS is representing certain individual shareholders (Shareholders) of LENZ who are selling 7,081,492 shares of common stock to CANADIAN ROCKPORT HOMES for a total of $85,000 ("Purchase Price",) and

2. CANADIAN ROCKPORT HOMES is representing, with full authority, CANADIAN ROCKPORT HOMES, LTD., certain persons and entities, and

3. the Shareholders, and CANADIAN ROCKPORT HOMES intend to enter into an AGREEMENT FOR THE PURCHASE OF COMMON STOCK (Selling Agreement) a draft of which is attached hereto, and made a part of this Agreement.

4. it is necessary to establish an escrow for the amount to be paid by HI QUALITY for the Shares - a total of $85,000 and for the Shares, and all books, records and documents as described in Article II, Paragraph of the Selling Agreement, and

5. The Shareholders, Southward Investments and HI QUALITY desire that Don A Paradiso Attorney at Law ("Paradiso"), serve as the Escrow Holder in connection with the Selling Agreement.

1.  DEPOSIT:

(a) CANADIAN ROCKPORT HOMES will forward an amount of $25,000 by wire transfer as a Deposit toward the purchase of the shares, along with this Escrow Agreement, to Don A. Paradiso which Deposit will be deposited in the Don A. Paradiso Attorney Trust Account and will be held therein until the signing by all parties of the Selling Agreement.

(b)  Upon  the  signing of the Selling Agreement a copy will be forwarded to Don
     A. Paradiso by fax or mail. Upon his receipt of the signed Selling Agreement, the deposit of $25,000 will be immediately released from the Trust Account and forwarded to Southward Investments on behalf of the Shareholders, for the payment of all legal, accounting and other expenses pertaining to the fulfillment of this transaction. Upon the signing of the Selling Agreement, the deposit will be non-refundable.

2. SIGNING OF SELLING AGREEMENT: It is agreed that the signing of the AGREEMENT FOR THE PURCHASE OF COMMON STOCK ("Selling Agreement") by all parties will take place on or before November 10, 2000. If the signing of the Selling Agreement does not take place on or before November 10, 2000, the Shareholders shall have the right to refund the deposit and cancel the proposed sale.

3. BALANCE OF PAYMENT: Prior to closing, which closing date will be set in the Selling Agreement, CANADIAN ROCKPORT HOMES will wire transfer to Don A. Paradiso Attorney Trust Account, the balance of the of the Purchase Price, being 60,000.

4. CORPORATE DOCUMENTS, STOCK CERTIFICATES, ETC. Upon receipt of said balance by Don A. Paradiso Attorney Trust Account, the officers of LENZ will immediately forward to Don A. Paradiso Attorney Trust Account all documents listed in Article II, Paragraph 2:13 of the Selling Agreement, including stock certificates, (along with stock powers, if any) from the Shareholders representing 7,081,492 shares of Common Stock. All documents will be held in trust by Paradiso until the closing.

5. COPIES OF DOCUMENTS TO BUYER: The officers of LENZ will make copies of all documents listed in 2.13 of the Agreement For The Purchase of Common Stock available to CANADIAN ROCKPORT HOMES for its review prior to the signing of the Selling Agreement, except for any documents that will not be available at this time, including but not limited to, audited financial statements, minutes reflecting new directors, and Attorney Opinion Letter.

6. ESCROW HOLDER HOLDS FUNDS UNTIL CLOSING: The Escrow Holder is hereby instructed to receive and hold the $65,000 balance of the Purchase Price, along with the certificates and documents described above, in Escrow until closing. The closing will take place at the office of the Escrow Holder, on or before the date as described in the Selling Agreement, and any communication between the parties can be by telephone, fax, or e-mail and the signing of any documents can be done by fax. It will not be necessary for any party to be present at the closing so long as all parties have agreed in writing to all transactions involved. The Shares and documents shall not be released or dealt with in any manner whatsoever inconsistent with this Escrow Agreement until the closing, at which time all documents will be delivered to CANADIAN ROCKPORT HOMES, by registered mail, at which time the balance of the Purchase Price will immediately be disbursed to SOUTHWARD INVESTMENTS for disbursement to the Shareholders.

7. DUTIES OF ESCROW HOLDER LIMITED: The Escrow Holder shall have no duties or obligations other than those specifically set forth herein. The acceptance by the Escrow Holder of its duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to its rights, duties, liabilities and immunities.

8.     ESCROW  HOLDER  NOT  A  PRINCIPAL:     The  Shareholders,  Southward
Investments and CANADIAN ROCKPORT HOMES understand and agree that Escrow Holder is not a principal, participant, or beneficiary of the underlying transactions that necessitate this Escrow Agreement. The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents. So long as the Escrow Holder has acted in good faith or on the advice of counsel or has not been guilty of willful misconduct or gross negligence, the Escrow Holder shall have no liability under, or duty to inquire beyond the terms and provisions, of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature. Escrow Holder shall in no event be liable for any exemplary or consequential damages.

9. ESCROW HOLDER NOT RESPONSIBLE TO REVIEW DOCUMENTS: The Escrow Holder does not have any responsibility to review any documents which be held in the Escrow Account for accuracy or completeness. The Officers of LENZ, and the Selling Shareholders shall have full responsibility to assure that all documents required by the SELLING AGREEMENT are delivered to Paradiso, and CANADIAN ROCKPORT HOMES shall have the full responsibility to review all documents for completeness and accuracy.

10. The Escrow holder shall not be obligated to take any legal actions hereunder which might, in the Escrow Holder's judgment, involve any expense or liability, unless the Escrow Holder shall have been furnished with reasonable indemnity.

11. The Escrow Holder is not bound in any way by any other contract or Agreement between the parties hereto, except the Selling Agreement, whether or not the Escrow Holder has knowledge thereof of its terms and conditions and the Escrow Holder's only duty, liability and responsibility shall be to hold and deal with the Escrowed Documents and Funds as herein directed.

12. The Escrow Holder shall not be bound by any modification, amendment, termination, cancellation, recession or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Holder hereunder are affected thereby, unless it shall have given prior written consent thereto.

13. The parties hereto each jointly and severally agree to indemnify the Escrow Holder against and hold the Escrow Holder harmless from anything which the Escrow Holder may do or refrain from doing in connection with his performance or non-performance as Escrow Holder under this Agreement and any and all losses, costs, damages, expenses, claims and attorneys' fees suffered or incurred by the Escrow Holder as a result of, in connection with or arising from or out of the acts of omissions of the Escrow Holder in performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Holder's willful misconduct or gross negligence.

14. In the event of any disagreement between the Shareholders of LENZ and CANADIAN ROCKPORT HOMES, or either of them concerning this Escrow Agreement or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with the Deposit Funds, which disagreement shall be presented to the Escrow Holder in writing, or in the event that the Escrow Holder is in doubt as to what action the Escrow Holder should take hereunder, the Escrow Holder may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Holder shall not be or become liable in any way or to any person for its failure or refusal to act, the Escrow Holder shall be entitled to continue so to refrain from acting until:

     (a) the rights of the Shareholders, LENZ and CANADIAN ROCKPORT HOMES, shall have been fully and finally adjudicated through arbitration as provided herein, or by a court of competent jurisdiction or arbitration.

     (b) all differences shall have been adjusted and all doubt resolved by agreement between the parties, and the Escrow Holder shall have been notified thereof in writing signed by all parties.

15. Should Escrow Holder become involved in litigation or arbitration in any manner whatsoever on account of this agreement or the Deposit Funds and/or the stock certificates, the parties hereto (other than Escrow Holder), hereby bind and obligate themselves, their heirs, personal representatives, successors, assigns to pay Escrow Holder, in addition to any charge made hereunder for acting as Escrow Holder, reasonable attorneys' fees incurred by Escrow Holder, and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such actions.

16. The terms of these instructions are irrevocable by the undersigned unless such revocation is consented to in writing by each of SOUTHWARD INVESTMENTS, representing the selling shareholders, and CANADIAN ROCKPORT HOMES.

17. In the event that CANADIAN ROCKPORT HOMES exercise their option to cancel the transaction prior to signing the Selling Agreement, the charges and expenses incurred by Paradiso for acting as the Escrow Holder, not to exceed $600 will be paid by CANADIAN ROCKPORT HOMES and will be deducted from the Deposit. Upon completion of the transaction, all escrow expenses will be paid by the Shareholders.

18. Paradiso may resign as Escrow Holder by giving written notice to SOUTHWARD INVESTMENTS and CANADIAN ROCKPORT HOMES. The resignation of the Escrow Holder shall be effective, and the Escrow Holder shall cease to be bound by this Escrow Agreement, thirty (30) days following the date that notice of resignation was given.

19. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram, with a copy to Escrow Agent, addressed as follows:

     If  to  Selling  Shareholders

          c/o  Mr.  Morris  Diamond,  President
          Southward  Investments,  L.L.C.
          2451  Monrow  Ave.  Suite  301
          Rochester,  New  York  14618
          Phone-716-244-1840
          Fax-716-244-0053

     If  to  CANADIAN  ROCKPORT  HOMES,  LTD.

          %  Mr.  Lawrence  I.  Washor
          11150  West  Olympic  Boulevard  Suite  980
          Los  Angeles,  California  90064
          Phone-310-479-2660
          Fax-310-479-1022

     If  to  Escrow  Agent:

          %  Mr.  Don  a.  Paradiso
          2027  South  Military  Trail,  Suite  7
          West  Palm  Beach,  Florida  33415
          Phone-561-967-7300
          Fax-561-7633

or such other address or fax number as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such delivered notice or communication shall be deemed to have been given on the date of delivery. Any notice which is sent by fax shall be deemed to be given on the first weekday following the date upon which the faxed message is transmitted. Any notice that is sent by prepaid mail shall be deemed to have been given on the 5th weekday after the date upon which the notice is mailed from a Post Office in Canada or the U.S.A.

20. This Escrow Agreement shall be construed according to the laws of the State of New York and the parties submit themselves to the exclusive jurisdiction of the Courts of the City of Rochester, State of New York in the event of any dispute.

21. The Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same. Facsimile copies may act as originals until replaced by original signatures.

     This  Escrow  Agreement  is  executed  as  of  November  3,  2000.

          SOUTHWARD  INVESTMENTS,  L.L.C.

          By:  /s/  Morris  Diamond
             Morris  Diamond,  President


          CANADIAN  ROCKPORT  HOMES,  LTD.

          By:  /s/  Lawrence  I.  Washor
             Lawrence  I  Washor,  Attorney  and  Agent


          Don  A.  Paradiso  Attorney  Trust  Account

          By:___________________________________
               Don  Paradiso  -  Don  A.  Paradiso  Attorney  Trust  Account